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                                                                    EXHIBIT 8(b)





                                     BY-LAWS


                                       OF


                          CONTINENTAL ASSURANCE COMPANY


                           (As Amended August 7, 1985)


                       ARTICLE I. SHAREHOLDERS' MEETINGS.


SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the Company shall be held at its principal office in the City of Chicago, Illinois, on the first Wednesday in April of each year unless such day be a legal holiday, in which event it shall be held on the next succeeding day not a legal holiday.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders for the consideration of such matters as may be named in the call for such meetings may be held at any time upon the call of the Chairman of the Board of Directors, the President, or the Board of Directors and may also be held upon the call of the Secretary if at any time the holders of one-fifth or more of the outstanding shares of the Company shall make written application to the Secretary to issue such call. Such special meeting shall be held in the City of Chicago, Illinois, at the place specified in the written notice of such meeting and no business shall be considered thereat except such as may be specified in the written notice of such meetings.

SECTION 3. NOTICE. Ten days' prior written notice of all annual or special meetings of the shareholders stating the place, day and hour of the meeting, and, if a special meeting, the matters to be acted on thereat, shall be sent by the Secretary of the Company by mail to each shareholder entitled to vote at such meeting at his post office address as it appears on the records of the Company Attendance at any meeting in person or by proxy shall constitute a waiver of notice of such meeting.

SECTION 4. VOTING. Each shareholder may vote at any meeting of the shareholders either in person or by proxy filed with the Secretary at or before such meeting. Each shareholder shall be entitled to vote for Directors of the Company as hereinafter provided and otherwise shall be entitled to one vote for each share standing in his name on the records of the Company. All questions, unless otherwise provided by law, shall be decided by a majority of the votes thus cast.

SECTION 5. QUORUM. A majority of the outstanding shares entitled to be voted, represented either in person or by proxy, shall be necessary to constitute a quorum, but less than a quorum may adjourn from time to time without notice other than by announcement at the meeting, until the holders of the number of shares requisite to constitute a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally noticed.


ARTICLE II. DIRECTORS.

SECTION 1. DUTIES. The business of the Company shall be managed and controlled by a Board of Directors consisting of ten persons who shall be elected annually by the shareholders of the Company, and at least three of whom shall be residents and citizens of the State of Illinois.

SECTION 2. MANNER OF ELECTION. All elections of Directors shall be by ballot cast either in person or by proxy by the shareholders, and pursuant to the Articles of Incorporation of the Company, each


(12) Previously filed as Exhibit 8(a) to Post Effective Amendment No. 31 to the N-3 Registration Statement.

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shareholder shall be entitled to as many votes as shall equal the number of his shares multiplied by the number of Directors to be elected, and may cast all of said votes for a single Director or may distribute them among the number to be voted for, or any two or more of them as he may see fit.

SECTION 3. TERM. Each Director shall hold office until the annual meeting of the shareholders next succeeding his election and further until his successor is elected and has qualified.


ARTICLE III. DIRECTORS' MEETINGS.

SECTION 1. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time or times as may be set by the Board of Directors at the annual meeting each year on the first Wednesday of February, May, August and November, unless such day be a legal holiday, in which event the meeting shall be held on the next succeeding day not a legal holiday. Such meetings shall be held at the principal office of the Company in the City of Chicago, Illinois, or at such other place as may be designated by the Board of Directors. The first meeting of the Board of Directors shall be its annual meeting at which there shall be elected the Chairman of the Board of Directors, the President, the Executive Vice President, the Senior Financial Vice President, the other Vice Presidents, one or more of whom may be designated Senior Vice President, the Secretary, the Treasurer, the General Counsel, and the members of the Finance Committee.

SECTION 2. SPECIAL MEETINGS. The Chairman of the Board of Directors may call a special meeting of the Board of Directors at any time. The Secretary shall call such a meeting upon the request of five members of the Board of Directors or upon resolution of the Finance Committee. Due notice of any such meeting shall be given.

SECTION 3. VOTING. Each Director present shall be entitled to cast one vote on all questions coming before a meeting of the Board of Directors and all questions unless otherwise provided herein shall be decided by a majority of the votes thus cast.

SECTION 4. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business; but less than a quorum may adjourn from time to time, without notice other than by announcement at the meeting until a quorum shall be present.


ARTICLE IV. FINANCE COMMITTEE.

SECTION 1. MEMBERSHIP. The Finance Committee of the Board of Directors shall consist of eight members elected by a majority of the Board of Directors from its membership, and ex-officio, the Chairman of the Board of Directors, the President, and the Executive Vice President of the Company. The Board of Directors may also elect from its membership alternate members of the Finance Committee and state the succession in which the alternates shall act as members of the Finance Committee in the event of the absence or disability of any member.

SECTION 2. TERM. Each member of the Finance Committee shall take office immediately upon election and hold the same for the term for which he is elected and further until his successor is elected, unless meanwhile he ceases to be a Director, in which event he shall also cease to be a member of the Finance Committee.

SECTION 3. POWERS. The Finance Committee shall be the investment committee of the Company, and subject to the direction and control of the Board of Directors, it shall be charged with the duty and responsibility of supervising the Company's investments and loans. As to all other matters it shall act during the intervals between meetings of the Board of Directors, and subject to the direction and control of the Board of Directors it shall have the same powers, rights, and duties as the Board of Directors except that it shall not have the power: (1) to declare dividends; (2) to elect officers of the Company; (3) to amend the By-Laws; (4) to change the Articles of Incorporation of the Company;
(5) to negative any action of the



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Board of Directors. The delegation of powers, rights, and duties by the Board of
Directors to the Finance Committee shall not act to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law. The minutes of each meeting of the Finance Committee shall be read at the next succeeding meeting of the Board of Directors.

SECTION 4. VACANCIES. If a vacancy shall occur in the membership of the Finance Committee, the Board of Directors shall elect a successor from its membership and the person thus elected shall become a committee member for the remainder of the term of his predecessor.

SECTION 5. QUORUM. Four members of the Finance Committee shall constitute a quorum to transact business.

SECTION 6. MEETINGS. The Finance Committee shall meet at the principal office of the Company in the City of Chicago, Illinois, once each month on Wednesday, the day and time to be set by the Finance Committee at its first meeting, unless the day established by a legal holiday, in which event the meeting shall be held on the next day, not a legal holiday. The Finance Committee shall meet at any other time upon call by the President or by any three members of the Committee.


ARTICLE V. OFFICERS.

SECTION 1. ELECTION AND TERM. The following officers of the Company shall be elected by the Board of Directors at its annual meeting: the Chairman of the Board of Directors, the President, the Executive Vice President, the Senior Financial Vice President, the other Vice Presidents, one or more of whom may be designated Senior Vice President, the Secretary, the Treasurer, and the General Counsel. Other officers may be appointed from time to time as may be deemed necessary or proper for dispatch of the Company's business. The Chairman of the Board of Directors, the President, and the Executive Vice President shall be elected from the membership of the Board of Directors. All officers of the Company shall hold office at the discretion of the Board of Directors. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of two-thirds of the Board of Directors. Vacancies may be filed at any time at any meeting of the Board of Directors.

SECTION 2. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be the chief executive officer of the Company and shall have general and active control of its business and affairs. He shall preside at all meetings of the shareholders and the Board of Directors, and may exercise any and all of the powers of the President.

SECTION 3. POWERS AND DUTIES OF PRESIDENT. The President shall have general supervision and direction of all other officers of the Company, subject to the direction of the Board of Directors, and shall carry into effect the orders of the Board of Directors and the Chairman of the Board of Directors. He shall have power to sign and acknowledge all deeds and instruments for the transfer or conveyance or assignment of the corporate property, discharge of mortgages and all other instruments or contracts or evidences of obligations necessary for the transaction of the corporate business, including all policies of insurance; and to sign all annual or other statements required by the insurance departments of the various states, territories, districts, countries or jurisdictions in which the Company may apply for or be granted permission to transact business. In the absence or disability for any reason of the Chairman of the Board of Directors, he shall assume the duties of the Chairman of the Board of Directors for presiding at meetings.

SECTION 4. POWERS AND DUTIES OF EXECUTIVE VICE PRESIDENT. The Executive Vice President shall assist the President in the performance of such of his duties as pertain to the insurance operations of the Company, and he shall perform such other duties as may be assigned to him by the Board of Directors, the Finance Committee or the President. In the absence of the President, the Executive Vice President shall have, and exercise, all the rights and powers and be charged with all the duties of the President.


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SECTION 5. POWERS AND DUTIES OF SENIOR FINANCIAL VICE PRESIDENT. The Senior
Financial Vice President shall, subject to the supervision of the Finance Committee, be the chief investment officer of the Company and shall administer the investment of its funds. He shall also perform such other duties as may be assigned to him by the Board of Directors, the Finance Committee or the President.

SECTION 6. POWERS AND DUTIES OF SENIOR VICE PRESIDENTS. The Senior Vice President shall assist the President in the performance of such of his duties as pertain to the insurance operations of the Company, and shall also perform such other duties as may be assigned to them by the Board of Directors, the Finance Committee or the President.

SECTION 7. POWERS AND DUTIES OF OTHER VICE PRESIDENTS. It shall be the duty of the other Vice Presidents to assist the President in the performance of his duties and to perform such other duties as may be assigned to them by the Board of Directors, the Finance Committee, or the President.

SECTION 8. POWERS AND DUTIES OF SECRETARY. The Secretary shall keep, or cause to be kept, a complete record of the proceedings of all meetings of the shareholders, the Board of Directors, and the Finance Committee and shall be the custodian of all corporate books and records. It shall be the duty of the Secretary to present at each annual meeting of the shareholders an alphabetical list of the shareholders with the number of shares held by each, and to perform such other duties as may be assigned to him by the Board of Directors, the Finance Committee or the President.

SECTION 9. POWERS AND DUTIES OF TREASURER. The Treasurer shall be custodian of all securities owned or held by the Company and shall assist the Senior Financial Vice President in the performance of his duties. He shall also perform such other duties as may be assigned to him by the Board of Directors, the Finance Committee, or the President.

SECTION 10. POWERS AND DUTIES OF GENERAL COUNSEL. The General Counsel shall have the general responsibility for all of the legal affairs of the Company and shall perform such other duties as may be assigned to him by the Board of Directors, the Finance Committee, or the President.

SECTION 11. OTHER OFFICERS. All other officers elected by the Board of Directors shall perform such duties as are assigned to them by the President and comply with such orders and rules as the Board of Directors or the Finance Committee may require from time to time.

SECTION 12. SUCCESSION. The duties of any of the following designated officers shall in the event of his absence or disability for any reason be performed by the officer next succeeding him in rank in accordance with the following order of succession:

                            Chairman of the Board of Directors

                            President

                            Executive Vice President

                            Senior Financial Vice President

ARTICLE VI. INDEMNIFICATION OF DIRECTOR AND OFFICERS. (As provided by resolution adopted by the shareholders of the Company at their annual meeting April 1,
1953).

Each person who is or who shall hereafter become a Director or officer of the Company shall be indemnified by the Company, to the extent not prohibited by applicable law, against all judgments, decrees, orders and findings rendered or entered against him, and all costs and expenses reasonably incurred by or imposed upon him, in connection with or resulting from any action, suit or proceeding, or threat thereof, to which he is or may be made a party by reason of his being or having been a Director or


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officer of the Company (whether or not he shall be a Director or officer at the time), except judgments, decrees, orders, findings, costs and expenses incurred or imposed in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have been derelict in the performance of his duties as such Director or officer. The foregoing right to indemnify (a) shall include reimbursement of the amounts and expenses paid in settling any such action, suit or proceeding, or threat thereof, if settling the same is for the best interest of the Company, (b) shall not be exclusive of other rights to which such Director or officer may be entitled as a matter of law, and (c) shall inure to the benefit of the heirs, executors and administrators of such Director or officer.


ARTICLE VII. ORDER OF BUSINESS.

The following order shall be maintained at all meetings of the shareholders and of the Board of Directors: Roll Call; Reading of Minutes of Previous Meeting; Reports of Committees; Unfinished Business; New Business.


ARTICLE VIII. CORPORATE SEAL.

The Company shall have a corporate seal of such design and wording as may be determined by the Board of Directors. Until otherwise directed, the seal shall read: "CONTINENTAL ASSURANCE COMPANY - CHARTERED 1911 - CORPORATE SEAL." Such seal shall be kept in the custody of the Secretary and shall be affixed by him to such papers executed by the Company as may be necessary or customary.


ARTICLE IX. EXECUTION OF DOCUMENTS.

SECTION 1. EXECUTION. The Chairman of the Board of Directors, and President or a Vice President shall have the power to bind the Company upon any and all policies of insurance, contracts, bonds, undertakings and other obligatory instruments by his signature and execution thereof attested by the signature of the Secretary or of an Assistant Secretary and such execution of any such instrument shall be deemed to be the act of the Company. Such signatures, when authorized by the Board of Directors, may be engraved or printed facsimiles.

SECTION 2. FACSIMILES. Where engraved or printed facsimile signatures are used on policy forms, checks, receipts or other instruments issued or delivered by the Company, such policy forms, checks, receipts or other instruments bearing the facsimile signature of a deceased, retired, or disabled officer may nevertheless be issued and delivered after the death, retirement or disablement of such officer with the same effect as if such officer were not deceased, retired or disabled.

SECTION 3. APPOINTMENT OF ATTORNEY-IN-FACT. The Chairman of the Board of Directors, the President or a Vice President may from time to time, appoint by written certificates attorneys-in-fact to act in behalf of the Company in the execution of policies of insurance, bonds, undertakings and other obligatory instruments of like nature. Such attorneys-in-fact, subject to the limitations set forth in their respective certificates of authority shall have full power to bind the Company by their signature and execution of any such instruments and to attach the Director, the President or any Vice President or the Board of Directors, may, at any time, revoke all power and authority previously given to any attorney-in-fact.

SECTION 4. SERVICE OF FEDERAL PROCESS. The Chairman of the Board of Directors, the President, or a Vice President is hereby empowered (1) to appoint agents of the Company and to give them authority to accept in its behalf the service of federal process in the several judicial districts of the United States, (2) to issue in the name of the Company certificates evidencing such appointments and to affix the corporate seal of the Company thereto, and (3) to take any other action in behalf of the Company necessary or proper to be taken to effect a full compliance on its part with any requirements of the United States



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Treasury Department relative to the appointment of agents to accept service of process in behalf of the Company.


ARTICLE X. CERTIFICATES FOR SHARES.

Certificates representing shares of the Company shall be in such form, consistent with the law and the Articles of Incorporation, as shall be approved by the Board of Directors. They shall be consecutively numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the President, or a Vice President and by the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal of the Company. Such seal and the signatures of such officers of the Company, or any of them, may be engraved or printed facsimiles, if such certificates are signed by a transfer agent or registered by a registrar appointed by the Board of Directors. In case any officer who shall have signed any such certificate, or whose facsimile signature shall have been used thereon, shall cease to be such officer before such certificate shall have been issued by the Company, such certificate may, nevertheless, be used by the Company with the same effect as if such officer had not ceased to be such at the date of issuance of such certificate.

The Board of Directors may appoint a transfer agent by whom the shares of the Company may be transferred and also a registrar, by whom the shares may be registered and in the event of such appointments, no certificate for shares of the Company shall be valid unless countersigned by such transfer agent and registered by such registrar.


ARTICLE XI. TRANSFERS OF SHARES.

SECTION 1. TRANSFERS. Certificates for shares may be transferred only by assignment endorsed thereon, or an instrument of assignment attached thereto, and executed by the person named in the certificate or by an attorney lawfully constituted in writing. Except as provided below, transfer of shares shall be made on the books of the Company only upon surrender of the certificate properly assigned and upon such surrender a new certificate shall be issued to the assignee signed as provided in Article X. The surrendered certificate shall be canceled and delivered to the Secretary who shall preserve the same. In the event that a certificate has been lost, mislaid, stolen or destroyed, upon written request of the owner thereof, a replacement certificate may nevertheless be issued in lieu thereof, in the exercise of the Company's discretion, which shall be evidenced by a letter signed by the Chairman of the Board of Directors, the President, or any Vice President, provided that prior to such issue a surety bond, in form approved by the General Counsel, be furnished for the protection of the Company, its transfer agent, if any, and its registrar.

SECTION  2.  CLOSE OF  TRANSFER  BOOKS.  The  Board  of  Directors  may,  in its
discretion,   close  the   transfer   books  as  provided  in  the  Articles  of
Incorporation.

SECTION 3. HOLDERS OF RECORD. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof.


ARTICLE XII. STATUTORY AGENTS: POWERS OF ATTORNEY: QUALIFICATION.

The Chairman of the Board of Directors, the President, or a Vice President and the Secretary or an Assistant Secretary are authorized to appoint statutory agents of the Company, and to execute powers of attorney in evidence thereof, authorizing them to accept service of process against the Company; to execute any and all papers and to comply with all applicable requirements of law in order to qualify the Company to do business in any state, territory, district, country or jurisdiction and to take any other action on behalf of the Company necessary or proper to be taken in compliance with law or with rules or regulations of the supervisory authorities in order to qualify the Company to do business.




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ARTICLE XIII. AMENDMENTS.

These By-Laws may be altered, amended, rescinded or suspended at any meeting of the Board of Directors by a majority vote of the entire Board of Directors.